                                                                    EXHIBIT 4(w)
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                         CIRCUS CIRCUS ENTERPRISES, INC.
                                     Issuer

                                       And


                     FIRST INTERSTATE BANK OF NEVADA, N.A.,
                                     Trustee


                                   ----------



                                    Indenture


                         [Dated as of_________ __, ____]
                                [$______________]
                      [___% Senior Secured Notes Due ____]




                                   ----------




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                              CROSS-REFERENCE TABLE*

  TIA
SECTION                                                        INDENTURE SECTION
-------                                                        -----------------
310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
  (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10; 12.02
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.07
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.03
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06; 12.02
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.07; 12.02
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
  (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.04
  (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.05
  (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(b)
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05; 12.02
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(a)
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01(c)
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . . 12.06
  (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.05
  (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.04
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.07
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.08
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.09
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.06
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.01
(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.01

N.A. means Not Applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.. . . . .   7
SECTION 1.03.    RULES OF CONSTRUCTION.. . . . . . . . . . . . . . . . . . .   7

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    FORMS GENERALLY.. . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.02.    FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.. . . . . .   7
SECTION 2.03.    AMOUNT UNLIMITED, ISSUABLE IN SERIES. . . . . . . . . . . .   8
SECTION 2.04.    EXECUTION AND AUTHENTICATION; DENOMINATIONS; DELIVERY AND
                 DATING. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.05.    REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . .  12
SECTION 2.06.    PAYING AGENT TO HOLD MONEY IN TRUST.. . . . . . . . . . . .  12
SECTION 2.07.    SECURITYHOLDER LISTS. . . . . . . . . . . . . . . . . . . .  12
SECTION 2.08.    TRANSFER AND EXCHANGE.. . . . . . . . . . . . . . . . . . .  13
SECTION 2.09.    REPLACEMENT SECURITIES. . . . . . . . . . . . . . . . . . .  13
SECTION 2.10.    OUTSTANDING SECURITIES. . . . . . . . . . . . . . . . . . .  13
SECTION 2.11.    TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . .  14
SECTION 2.12.    CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.13.    DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.14.    MANDATORY DISPOSITION OF SECURITIES PURSUANT TO GAMING LAWS  14

                                  ARTICLE THREE

                                    SECURITY

Section 3.01.    SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . .  15
Section 3.02.    RECORDING, ETC. . . . . . . . . . . . . . . . . . . . . . .  16
Section 3.03.    LIEN SUBORDINATION. . . . . . . . . . . . . . . . . . . . .  16
Section 3.04.    ENFORCEMENT OF SECURITY.. . . . . . . . . . . . . . . . . .  17
Section 3.05.    INTERCREDITOR ARRANGEMENTS AMONGST THE BANKS. . . . . . . .  17
Section 3.06.    PURCHASER MAY RELY. . . . . . . . . . . . . . . . . . . . .  18
Section 3.07.    PAYMENT OF EXPENSES.. . . . . . . . . . . . . . . . . . . .  18

                                                                            PAGE

Section 3.08.    SUITS TO PROTECT THE COLLATERAL.. . . . . . . . . . . . . .  18
Section 3.09.    TRUSTEE'S DUTIES. . . . . . . . . . . . . . . . . . . . . .  18

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    PAYMENT OF SECURITIES . . . . . . . . . . . . . . . . . . .  19
SECTION 4.02.    CORPORATE EXISTENCE.. . . . . . . . . . . . . . . . . . . .  19
SECTION 4.03.    PAYMENT OF TAXES AND OTHER CLAIMS.. . . . . . . . . . . . .  19
SECTION 4.04.    MAINTENANCE OF PROPERTIES.. . . . . . . . . . . . . . . . .  20
SECTION 4.05.    MAINTENANCE OF OFFICE OR AGENCY.. . . . . . . . . . . . . .  20
SECTION 4.06.    COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . .  20
SECTION 4.07.    REPORTS.. . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.08.    WAIVER OF STAY, EXTENSION OF USURY LAWS.. . . . . . . . . .  21
SECTION 4.09.    LIMITATION ON LIENS.. . . . . . . . . . . . . . . . . . . .  21
SECTION 4.10.    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. . . . . . .  23
SECTION 4.11.    DEFEASANCE OF CERTAIN OBLIGATIONS.. . . . . . . . . . . . .  23

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION



                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.02.  ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 6.03.  OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.04.  WAIVER OF PAST DEFAULTS.. . . . . . . . . . . . . . . . . . .  28
SECTION 6.05.  CONTROL BY MAJORITY.. . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.06.  LIMITATION ON SUITS.. . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT. . . . . . . . . . . . .  29
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . . . .  30
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . .  30
SECTION 6.10.  PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 6.11.  UNDERTAKING FOR COSTS.. . . . . . . . . . . . . . . . . . . .  30

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.. . . . . . . . . . . . . . . . . . . . . .  31
SECTION 7.02.  RIGHTS OF TRUSTEE.. . . . . . . . . . . . . . . . . . . . . .  32
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . .  32
SECTION 7.04.  TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . . . .  32

                                                                            PAGE

SECTION 7.05.  NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . .  32
SECTION 7.06.  REPORTS BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.07.  COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . . . .  33
SECTION 7.08.  REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . . . .  33
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . . . .  35
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.. . . . . . . . . . . . . . . .  35
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.. . . . . .  35
SECTION 7.12.  AUTHENTICATING AGENT. . . . . . . . . . . . . . . . . . . . .  35

                                ARTICLE EIGHT
                            DISCHARGE OF INDENTURE

SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS. . . . . . . . . . . . .  37
SECTION 8.02.  APPLICATION OF TRUST MONEY. . . . . . . . . . . . . . . . . .  39
SECTION 8.03.  REPAYMENT TO THE COMPANY. . . . . . . . . . . . . . . . . . .  39
SECTION 8.04.  REINSTATEMENT.. . . . . . . . . . . . . . . . . . . . . . . .  39

                                ARTICLE NINE
                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . .  40
SECTION 9.02.  WITH CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . .  40
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.. . . . . . . . . . . . .  41
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.. . . . . . . . . . . . . .  41
SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.. . . . . . . . . . . .  42
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.. . . . . . . . . . . . . . .  42

                                ARTICLE TEN
                       MEETINGS OF SECURITYHOLDERS

SECTION 10.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED . . . . . . . . .  43
SECTION 10.02. MANNER OF CALLING MEETINGS. . . . . . . . . . . . . . . . .  43
SECTION 10.03. CALL OF MEETINGS BY COMPANY OR HOLDERS. . . . . . . . . . .  44
SECTION 10.04. WHO MAY ATTEND VOTE AT MEETINGS.. . . . . . . . . . . . . .  44
SECTION 10.05. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING;
               VOTING RIGHTS; ADJOURNMENT. . . . . . . . . . . . . . . . .  44
SECTION 10.06. VOTING AT THE MEETING AND RECORD TO BE KEPT.. . . . . . . .  45
SECTION 10.07. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE
               HINDERED OR DELAYED BY CALL OF MEETING. . . . . . . . . . .  46

                                                                            PAGE
                                  ARTICLE ELEVEN

SECTION 11.01. NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . .  46
SECTION 11.02. SELECTION OF SECURITIES TO BE REDEEMED. . . . . . . . . . . .  46
SECTION 11.03. NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . .  47
SECTION 11.04. EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . . . . .  48
SECTION 11.05. DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . .  48
SECTION 11.06. SECURITIES REDEEMED IN PART . . . . . . . . . . . . . . . . .  48

                                  ARTICLE TWELVE
                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS. . . . . . . . . . . . . . . .  48
SECTION 12.02. NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS . . . . . . . .  49
SECTION 12.04. CERTIFICATES AND OPINION AS TO CONDITIONS PRECEDENT.. . . .  49
SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.. . . . . . .  49
SECTION 12.06. WHEN TREASURY SECURITIES DISREGARDED. . . . . . . . . . . .  50
SECTION 12.07. RULES BY PAYING AGENT, REGISTRAR. . . . . . . . . . . . . .  50
SECTION 12.08. LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 12.09. GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.. . . . . . .  50
SECTION 12.11. NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . .  51
SECTION 12.12. SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 12.13. DUPLICATE ORIGINALS.. . . . . . . . . . . . . . . . . . . .  51
SECTION 12.14. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 12.15. EFFECT OF HEADINGS, TABLE OF CONTENTS, ETC. . . . . . . . .  51

      INDENTURE, dated as of [________ __, ____,] between Circus Circus Enterprises, Inc., a Nevada corporation ("Company"), and First Interstate Bank of Nevada, N.A., a corporation organized and existing as a national banking association under the laws of the United States, as Trustee ("Trustee").

                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Senior Secured Notes to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of each series of the Securities, as follows:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

     "Affiliate" means a person "affiliated" with the Company, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

     "Authenticating Agent" shall have the meaning provided in Section 7.12.

     "Bankruptcy Law" shall have the meaning provided in Section 6.01.

     "Banks" means [insert names of the relevant banks.]

     "Bank Obligations" means all obligations of the Company under [name relevant credit agreements] and the Bank Security Documents.

     "Bank Security Interests" means the Liens on the Other Collateral created by the Bank Security Documents for the benefit of the Banks.

     "Bank Security Documents" means [insert titles of relevant bank documents.]

     "Board of Directors" means the Board of Directors of the Company or any committee of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Collateral" means the Specified Collateral and the Other Collateral.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Consolidated Property" means any property of the Company or any subsidiary of the Company.

     "Custodian" shall have the meaning provided in Section 6.01.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Event of Default" shall have the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Completion Guarantees and Make-Well Agreements" means (i) that certain Make-Well Agreement by the Company in favor of the Trustee dated as of May 30, 1995 relating to the Circus and Eldorado Joint Venture, a Nevada general partnership, (ii) that certain Circus Completion Guaranty by the Company in favor of the Trustee dated as of May 30, 1995 relating to the Circus and Eldorado Joint Venture, a Nevada general partnership and (iii) that certain Guaranty by the Company in favor of Bank of America National Trust and Savings Association dated as of July 12, 1995 relating to Victoria Partners, a Nevada general partnership.

     "Funded Debt" means all Indebtedness of the Company which (i) matures by its terms, or is renewable at the option of any obligor thereon to a date, more than one year after the date of original issuance of such Indebtedness and
(ii) ranks at least PARI PASSU with the Securities.

     "Gaming Authority" means the Nevada Gaming Commission, the Nevada Gaming Control Board, the Ontario Gaming Control Commission, the Mississippi Gaming Commission, the Illinois Gaming Board or any similar commission or agency which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a subsidiary of the Company or any successor thereto.

     "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company is, or may at any time after the date of this Indenture be, subject.

     "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a depositary or pursuant to such depositary's instructions, all in accordance with this Indenture and pursuant to an Officer's Certificate, which shall be registered as to principal and interest in the name of such depositary or its nominee.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a Liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Indebtedness" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate, in each case, including Existing Completion Guarantees and Make-Well Agreements.
 For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Indenture Obligations" means all obligations of the Company under this Indenture and the Security Documents.

     "Joint Venture" means (i) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries, and (ii) with respect to properties located outside the United States, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries.

     "Legal Holiday" shall have the meaning provided in Section 12.08.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller
of the Company.     See Sections 12.04 and 12.05.

     "Opinion of Counsel" means a written opinion from legal counsel who is
acceptable to the Trustee.    The counsel may be an employee of or counsel to
the Company or the Trustee.  See Sections 12.04 and 12.05.

     "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

     "Other Collateral" means all of the assets of the Company and its subsidiaries other than Specified Collateral.

     "Paying Agent" shall have the meaning provided in Section 2.05.

     "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Predecessor Securities" of any Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Project Cost" means, with respect to any Resort Property, the aggregate costs required to complete such construction project in accordance with the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such future addition or improvement, including direct costs related thereto such as construction management, architectural engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with generally accepted accounting principal, which shall be included in determining Project Cost), or costs related to the operation of the Resort Property including, but not limited to, non-construction supplies and pre-operating payroll.

     "Registrar" shall have the meaning provided in Section 2.05.

     "Resort Property" means any property owned or to be owned by the Company or any of its subsidiaries that is, or will be upon completion, a casino (including a riverboat casino), casino-hotel, destination resort or a theme park.

     "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or a subsidiary of the Company), or to which any such person is a party, providing for the leasing to the Company or a subsidiary of the Company for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or such subsidiary to such person or to any other person (other than the Company or a subsidiary of the Company), to which funds have been or are to be advanced by such person on the security of the leased property.

     "SEC" means the Securities and Exchange Commission.

     "Securities" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Documents" means [list all documents creating Security Interests in favor of the Holders] and all other documents entered into or executed from time to time which create or perfect a Lien on Collateral of the Company in favor of the Trustee for the benefit of Holders.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee for the benefit of the Holders.

     "Specified Collateral" means the assets of the Company and its subsidiaries securing the Indenture Obligations in which the Company has granted or purported to grant to the Trustee, on behalf of the Holders, a first priority security interest in accordance with the terms of the Security Documents.

     "subsidiary" of any person means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any other person (other than a corporation, or a partnership, corporation or other entity described in clause (ii) of the definition of Joint Venture) in which such person or any subsidiary, directly or indirectly, has greater than a 50% ownership interest.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "U.S. Government Obligations" means direct non-cancelable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Value" means, with respect to a Sale and Lease-Back Transaction, as of any time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or
(ii) the fair value, in the opinion of the Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease Back Transaction.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder or Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor"' on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.03.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning as signed to it in accordance with generally accepted accounting principles;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.       FORMS GENERALLY.

     The Securities of each series shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by any Gaming Authority or as may be required to comply with the rules of any securities exchange or depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of any series of Securities is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of a written order signed by two Officers or by an Officer and an Assistant Treasurer of the Company for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     The terms and provisions in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.       FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     The Trustee's certificates of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                         _______________________________________
                                                                      As Trustee

                                         By_____________________________________
                                                            Authorized Signatory

SECTION 2.03.  AMOUNT UNLIMITED, ISSUABLE IN SERIES.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 2.04, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any series of Securities:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11 or 9.05 and except for any Securities which, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder);

          (3) the person to whom any interest on a Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the record date for such interest;

          (4) the date or dates on which the principal of any Securities of the series is payable;

          (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the dates on which any such interest shall be payable and the record date for any such interest payable on any such payment date;

          (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

          (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denomination of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

          (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

          (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

          (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

          (13) if other than the entire principal amount thereof the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
     Section 6.02;

          (14) if the principal amount payable at the maturity of any Securities of the series will not be determinable as of any one or more dates prior to maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity date other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

          (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 4.11, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

          (16) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

          (17) provisions for securing all or any portion of the Indebtedness evidenced by the Securities of a particular series, which provisions may be in addition to, in substitution for, in subtraction from, or in modification of (or any combination of the foregoing) the provisions of Article Three;

          (18) any addition to or change in the covenants set forth in Article Four which applies to Securities of the series;

          (19) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the depositary for such Global Security and Securities; and

          (20) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture with respect to such series, provided that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act, and provided, further that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

     If any of the foregoing terms are not available at the time such Board Resolution is adopted, or such officers' Certificate or any supplemental indenture is executed, such resolutions, Officers' Certificate or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.04) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 2.04.  EXECUTION AND AUTHENTICATION; DENOMINATIONS; DELIVERY AND DATING.

     Two Officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate the Securities.

     The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $100,000 and in integral multiples of $1,000 in denominations above $100,000.

     The Company and the Trustee, by their execution and authentication, respectively, of the Securities, expressly agree to the terms and conditions stated therein and to be bound thereby.

SECTION 2.05.       REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Securities of a series may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities of that series may be presented for payment ("Paying Agent"). At all times the Registrar and the Paying Agent shall each maintain an office or agency in the State of New York where Securities of a series may be presented for the above purposes. The Registrar shall keep a register of the Securities of that series and of their registration of transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents for each series of Securities. The term "Paying Agent" includes any additional paying agent. The term "Registrar" includes any co-registrar.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06.       PAYING AGENT TO HOLD MONEY IN TRUST.

     Subject to the provisions of Section 8.03 hereof, each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on any series of Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a subsidiary of the Company acts as Paying Agent, it shall, on or before each due date of principal of or interest on that series of Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.07.       SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the

Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

SECTION 2.08.       TRANSFER AND EXCHANGE.

     Where a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Nevada Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 2.11 or 9.05.

     The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a series during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under Section 11.02 and ending at the close of business on the day of selection, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

SECTION 2.09.       REPLACEMENT SECURITIES.

     If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and make available for delivery a replacement Security of like series if the requirements of Section 8-405 of the Nevada Uniform Commercial Code are met. Before any Security is replaced, an indemnity bond must be provided sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security shall constitute a contractual obligation of the Company and shall be entitled to all the benefits of this Indenture equally with all other Securities of the same series issued hereunder.

SECTION 2.10.       OUTSTANDING SECURITIES.

     The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it and those described in this Section. Subject to the provisions of Section 12.06 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

     If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

     For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company will advise the Trustee of such amount, showing its computations in reasonable detail.

SECTION 2.11.       TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.12.       CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall cancel and destroy any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. Certification of the destruction of all cancelled securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.13.       DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on any series of Securities, it shall pay the defaulted interest to the persons who are Securityholders of that series on a subsequent special record date. After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder of that series a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.14.       MANDATORY DISPOSITION OF SECURITIES PURSUANT TO GAMING LAWS

     Each Holder, by accepting the Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a Holder must be licensed, qualified or found suitable under the applicable Gaming Laws, such Holder shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option, (i) to require such person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or
(ii) to redeem such Securities at a redemption price equal to the lesser of
(A) such person's cost and (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder may incur in connection with its application for a license, qualification or a finding of suitability.

                                 ARTICLE THREE

                                    SECURITY

SECTION 3.01.       SECURITY INTERESTS.

          (a) In order to secure the Indenture Obligations, the Company has, pursuant to the Security Documents, granted the Security Interests to the Trustee, for the benefit of the Holders. The Trustee, by its execution hereof, and each Holder, by accepting a Security, agree to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of this Indenture. The Trustee and each Holder acknowledge that, as more fully set forth in the Security Documents, the rights of the Holders (or the Trustee on their behalf) to receive proceeds from the disposition of the Other Collateral is subordinated to the Bank Security Interests, as set forth in Section 3.03.

          (b) The Security Interests as now or hereafter in effect shall be for the equal and ratable benefit and security of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, and for the enforcement of the Indenture Obligations.

          (c) The Company has executed and delivered, filed and recorded or will execute and deliver, file and record, all instruments and documents, and has done or will do all such acts and other things as are reasonably necessary to subject the Collateral to the Security Interests. The Company will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interests.

SECTION 3.02.       RECORDING, ETC.

          The Company will cause, at its own expense, the Security Documents and all amendments and supplements thereto, to be registered, recorded and filed and/or re-registered, recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Lien of the Security Documents on all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

          The Company shall furnish to the Trustee:

          (i) promptly after the execution and delivery of the Indenture an Opinion of Counsel either (a) stating that, in the opinion of such counsel, this Indenture and the assignment of the Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action and stating that as to the Security Documents such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

          (ii) within 30 days after each anniversary date of the execution and delivery of the Indenture, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, this Indenture and the assignment of the Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly registered, recorded, filed, re-registered, re-recorded and re-filed to the extent necessary to maintain the Lien intended to be created by the Security Documents, and reciting the details of such action and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

          The Company shall cause Section 314(d) of the TIA relating to the release of property from the Lien of the Security Documents to be compiled with to the extent applicable. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company to the extent permitted by
Section 314(d) of the TIA.

SECTION 3.03.       LIEN SUBORDINATION.

          (a) Bank Security Interests in the Other Collateral shall be senior and prior in right to the Security Interests. The Trustee and each Holder acknowledge that the rights of the Banks to receive proceeds from the disposition of the Other Collateral is senior to the rights of the Holders to receive proceeds from the disposition of the Other Collateral.

          (b) The priorities set forth in this Section 3.03 are applicable irrespective of the order of creation, attachment or perfection of any Liens or security interests or any priority that might otherwise be available to the Holders, the Trustee, or any Bank under the applicable law.

          (c) Nothing in this Indenture or in any Security Document shall constitute a subordination of Indenture Obligations to Bank Obligations. The Indenture Obligations are and shall be pari passu in right of payment with the Bank Obligations; it being understood that the Banks will have a first priority Lien on the Other Collateral and the Trustee, on behalf of the Holders, will have a second priority Lien on the Other Collateral, and the Trustee, on behalf of the Holders, will have a first priority Lien on the Specified Collateral.

SECTION 3.04.  ENFORCEMENT OF SECURITY.

          The Trustee on behalf of the Holders may from time to time in its sole discretion in accordance with the terms of the Security Documents take or authorize the taking of such action with regard to the protection, exercise and/or enforcement of its rights in and to the Collateral as the Trustee may determine to be necessary or appropriate.

SECTION 3.05.  INTERCREDITOR ARRANGEMENTS AMONGST THE BANKS.

          Nothing in this Article Three shall be construed so as to limit the Banks in setting forth their respective priorities in the Collateral in any intercreditor agreements amongst any of them.

SECTION 3.06.  PURCHASER MAY RELY.

          A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article Three, may rely on the authority of the Trustee to execute the transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see the application of the purchase price thereof.

SECTION 3.07.  PAYMENT OF EXPENSES.

          On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article Three and all such sums shall be a Lien upon the Collateral and shall be secured thereby.


SECTION 3.08.  SUITS TO PROTECT THE COLLATERAL.

          Subject to Sections 3.01, 3.02, 3.03 and 3.04 of this Indenture, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or, if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee.

SECTION 3.09.  TRUSTEE'S DUTIES.

          The powers conferred upon the Trustee by this Article Three are solely to protect the Security Interests and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture or in the Security Documents. The Trustee shall be under no duty to the Company whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture or in the Security Documents. The Trustee shall not be liable to the Company for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Trustee's rights in or to, any Collateral. The Trustee shall comply with, and release the Collateral in accordance with, the Security Documents.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.       PAYMENT OF SECURITIES.

     The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

     The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.       CORPORATE EXISTENCE.

     Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to the subsidiaries, any such existence, right, license or franchise, if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.03.       PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and PROVIDED, FURTHER, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that such payment is not advantageous to the conduct of the business of the Company or any subsidiary and that the failure so to pay or discharge is not disadvantageous in any material respect to the Holders.

SECTION 4.04.       MAINTENANCE OF PROPERTIES.

     The Company will cause all properties used in the conduct of its business or the business of any subsidiary to be maintained and kept in such condition, repair and working order as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors or managing partners of the subsidiary concerned, desirable in the conduct of the business of the Company or any subsidiary and not disadvantageous in any material respect to the Holders; and PROVIDED FURTHER, that property may be disposed of in the ordinary course of the business of the Company or its subsidiaries at the discretion of the appropriate officers of the Company and its subsidiaries.

SECTION 4.05.       MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless the Trustee serves as Paying Agent or Registrar, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

SECTION 4.06.       COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any default by the Company in performing its covenants in Sections 4.02, 4.03, 4.04, 4.05, 4.09 and 4.10. If they do know of such a default, the certificate shall describe the default in detail.

SECTION 4.07.       REPORTS.

     The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

     So long as any of the Securities remain outstanding the Company shall cause to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar all annual, quarterly or other reports which the Company mails or causes to be mailed to its stockholders generally, concurrently with such mailing to stockholders, and will cause to be disclosed in such annual reports as of the date of the most recent financial statements in each such report the amount available for dividends and other payments pursuant to the most restrictive covenant therefor as of such date.

SECTION 4.08.       WAIVER OF STAY, EXTENSION OF USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in an manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the interest on the Securities as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

[SECTION 4.09.      LIMITATION ON LIENS.

     Nothing in this Indenture or in the Securities shall in any way restrict or prevent the Company or any of its subsidiaries from incurring any Indebtedness; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property without effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

          (a) Liens existing on the date of original issuance of the Securities;

          (b) Liens affecting property of a corporation or other entity existing at the time it becomes a subsidiary of the Company or at the time it is merged into or consolidated with the Company or a subsidiary of the Company;

          (c) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof;

          (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

          (e) Liens which secure Indebtedness owing by a subsidiary of the Company to the Company or to a subsidiary of the Company;

          (f) Liens securing Indebtedness of the Company the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt;

          (g)  purchase money security Liens on personal property;

          (h) Liens securing Indebtedness of the Company the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the Project Cost of the construction and development or improvement of a Resort Property;

          (i) Liens on the stock, partnership or other equity interest of the Company or any subsidiary in any Joint Venture or any subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

          (j) Liens securing any Indebtedness that ranks pari passu with the Securities;

          (k) Liens in favor of the United States or any state thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

          (l) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

          (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

          (n) Liens for taxes or assessments and similar charges other (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company or a subsidiary of the Company shall have set aside on its books adequate reserves;

          (o) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its subsidiaries taken as a whole or impair the use of such property in the operation of the Company's or any of its subsidiary's business; and

          (p) any extension, renewal, replacement or refinancing of any Lien referred to in the foregoing clauses (a) through (j) inclusive or of any Indebtedness secured thereby, PROVIDED, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed, replaced or refinanced (plus improvements on such property).

     Notwithstanding the foregoing provisions of this Section 4.09, the Company and any one or more of its subsidiaries may, without securing the Securities, issue, assume or guarantee Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under clauses (a) through (j) inclusive above) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt) does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.]

[SECTION 4.10.       LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

     Neither the Company nor any of its subsidiaries shall enter into any Sale and Lease-Back Transaction unless either (a) the Company or such subsidiary would be entitled, pursuant to the provisions of Section 4.09, to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Securities or (b) the Company (and in any such case the Company covenants and agrees that it will do so) within 120 days after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a subsidiary of the Company) applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction less the principal amount of other Funded Debt voluntarily retired by the Company within four months after the effective date of such arrangement, excluding retirements of Funded Debt as a result of conversions or pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.]

SECTION 4.11.       DEFEASANCE OF CERTAIN OBLIGATIONS.

     The Company may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.09 and 4.10 and Article Five and Section 6.01(3) (with respect to Sections 4.03, 4.04, 4.09 and 4.10 and Article Five) and, in each case with respect to any series of Securities, such omission shall be deemed not to be an Event of Default, PROVIDED, that the following conditions have been satisfied with respect to such series:

          (1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or on the redemption date, as the case may be;

          (2) Such deposit shall not cause the Trustee with respect to such series of Securities to have a conflicting interest for purposes of the TIA with respect to such series of Securities;

          (3) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

          (4) No Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(5) or
     Section 6.01(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(5) or
     Section 6.01(6) shall have occurred and be continuing at any time during the period ending on the 91st day after such date or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

          (6) the Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (i) Holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (ii) after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, PROVIDED, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion need be given as to the effect of such laws on the trust funds except the following: assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of such series of Securities, the Trustee will hold, for the benefit of the Holders of such series of Securities, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise; and

          (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section have been complied with.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

     The Company shall not consolidate with or merge into any other person or transfer its properties and assets substantially as an entirety to any person unless:

          (1) either the Company shall be the continuing corporation, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities, and in the event of such transfer any such predecessor corporation may be dissolved and liquidated.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.       EVENTS OF DEFAULT.

     An "Event of Default" with respect to any series of Securities occurs if:

          (1) the Company defaults in the payment of interest on such series of Securities when the same becomes due and payable and the default continues for a period of 30 days; or

          (2) the Company defaults in the payment of principal of such series of Securities when the same becomes due and payable at maturity, upon redemption or otherwise; or

          (3) the Company fails to comply with any of its other agreements in such series of Securities or this Indenture and, the default continues for the period and after the notice specified below; or

          (4) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or a subsidiary, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall entitle the holders of such Indebtedness to declare an aggregate principal amount of at least $10,000,000 of such Indebtedness due and payable and such event of default shall not have been cured or waived in accordance with the provisions of such instrument, or such Indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of such series of Securities then outstanding a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured or such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder, PROVIDED, HOWEVER, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default; or

          (5) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall
     (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any subsidiary, (B) appoint a Custodian of the Company or any subsidiary or for any substantial part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any subsidiary and such petition, application or proceeding is not dismissed within 60 days;

     or any warrant of attachment is issued against any substantial portion of the property of the Company or any subsidiary which is not released within 60 days of service;

          (6)  the Company or any subsidiary shall (A) become insolvent,
     (B) generally fail to pay its debts as they become due, (C) make any general assignment for the benefit of creditors, (D) admit in writing its inability to pay its debts generally as they become due, (E) commence a voluntary case or proceeding under any Bankruptcy Law, (F) consent to the entry of a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law, (G) consent to the institution of bankruptcy or insolvency against it, (H) apply for, consent to or acquiesce in the appointment of or taking possession by a Custodian of the Company or any subsidiary or for any substantial part of its property or (I) take any corporate action in furtherance of any of the foregoing; or

          (7) the Company breaches any material representation or warranty set forth in the Security Documents, or materially defaults in the performance of any material covenant set forth in the Security Documents, or the Company repudiates its material obligations under the Security Documents, or the Security Documents become unenforceable against the Company for any reason.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A default under clause (3) (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of such series of Securities then outstanding notify the Company of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.       ACCELERATION.

     If an Event of Default relating to any series of Securities occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of not less than 25% in principal amount of such series of Securities then outstanding by notice in writing to the Company and the Trustee, may declare the unpaid principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided for in such Securities of and any accrued interest on all such series of Securities, (but in no event more than the maximum amount of principal and interest thereon allowed by law) to be due and payable immediately. Upon any such declaration such principal and interest shall be payable immediately.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of such series of Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration as to such series of Securities, and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) the principal of such series of Securities that has become due otherwise than by such declaration of acceleration (together with interest, if any, payable thereon); and

               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents, attorneys and counsel; and

          (2) all existing Events of Default relating to such series of Securities have been cured or waived and the rescission would not conflict with any judgment or decree.

SECTION 6.03.       OTHER REMEDIES.

     If an Event of Default relating to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such series of Securities or to enforce the performance of any provisions of such series of Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the subject series of Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.       WAIVER OF PAST DEFAULTS.

     Subject to Section 9.02, the Holders of a majority in principal amount of any series of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default with respect to such series of Securities, and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

SECTION 6.05.       CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of any series of Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to any default under such series of Securities. However, subject to Section 7.01, the Trustee may refuse to follow any direction that conflicts with any rule of law or this Indenture, that is unduly prejudicial to the rights of another Holder of such series of Securities, or that would involve the Trustee in personal liability.

SECTION 6.06.       LIMITATION ON SUITS.

     A Holder of any series of Securities may not pursue any remedy with respect to this Indenture or any series of Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

          (2) the Holders of at least 25% in principal amount of such series of Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority of principal amount of such series of Securities then outstanding do not give the Trustee a direction inconsistent with the request.

     A Holder of any series of Securities may not use this Indenture to prejudice the rights of another Holder of such series of Securities or to obtain a preference or priority over another Holder of such series of Securities.

SECTION 6.07.       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of or interest on the Security on or after the respective due dates expressed in the Security or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.       COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in payment of interest or principal specified in
Section 6.01(1) or (2) occurs and is continuing with respect to any series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on such series of Securities then outstanding.

SECTION 6.09.       TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

SECTION 6.10.       PRIORITIES.

     If the Trustee collects any money pursuant to this Article with respect to any series of Securities, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for amounts due and unpaid on such series of Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal and interest, respectively; and

          Third:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders of any series of Securities pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.


SECTION 6.11.       UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE


     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01.       DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is known to the Trustee (and is not cured), the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or in the TIA and no covenants or obligations shall be implied in this Indenture which bind the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee to determine whether or not they conform in form to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section;

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

SECTION 7.02.       RIGHTS OF TRUSTEE.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or power.

SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.       TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.       NOTICE OF DEFAULTS.

     If a Default occurs with respect to any series of Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of such series of Securities, notice of the Default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on such series of Securities, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Securities.

SECTION 7.06.       REPORTS BY TRUSTEE.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     To the extent requested by the Company, the Trustee shall cooperate with the Gaming Authorities in order to provide such Gaming Authorities with any information and documentation that they may request and as otherwise required by law.

SECTION 7.07.       COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expense may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss or liability incurred by it, without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

SECTION 7.08.       REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of any series of Securities then outstanding may remove the Trustee with respect to such series of Securities by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series.

     A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to such series. A successor Trustee shall mail notice of its succession to the Holders of such series of Securities.

     If a successor Trustee as to any series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, then (i) the retiring Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee and (ii) the Holders of a majority in principal amount of such series of Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 with respect to any series of Securities, any Holder of such series of Securities who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for such series.

     In case of appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided, however, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be a trustee of a trust hereunder separate and apart from any trust hereunder and administered by any other such Trustee.

     Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

SECTION 7.09.       SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee as to any series of Securities consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, without any further act, be the successor Trustee as to such series.

SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.

     Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee as to any series of Securities shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12.       AUTHENTICATING AGENT.

     If the Company so requests, there shall be an Authenticating Agent appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of any series of Securities in connection with the exchange or registration of transfer thereof as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by the relevant Sections hereof to authenticate and deliver such series of Securities, and such series of Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder, and for all purposes of this Indenture, the authentication and delivery of such series of Securities by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of such series of Securities "by the Trustee." Notwithstanding anything to the contrary contained in Section 2.04, or in any other Section hereof, all authentication in connection with exchange or registration of transfer thereof shall be effected either by the Trustee or an Authenticating Agent and such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, with a combined capital and surplus of at least $5,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities as the names and addresses of such Holders appear on the register of Securities, and shall publish notices of such appointment at least once in a newspaper of general circulation in the place where such successor Authenticating Agent has its principal office.

     Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, without limitation, the duties to authenticate and deliver the Securities when presented to it in connection with exchanges or registrations of transfer thereof; it will furnish from time to time, as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any act or failure to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

     The Company agrees that it will pay to the Authenticating Agent from time to time reasonable compensation for its services.

     The provisions of Sections 7.02, 7.03 and 7.04 shall bind and inure to the benefit of any Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.

     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities referred to in the within mentioned
Indenture.

          as Trustee


          By______________________________________
                   As Authenticating Agent


          By______________________________________
                    Authorized Signatory

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.       TERMINATION OF COMPANY'S OBLIGATIONS.

     The Company may terminate its obligations under any series of Securities and this Indenture with respect to such series, except those obligations referred to in the immediately succeeding paragraph, if:

          (a) all such series of Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or such series of Securities which are paid for pursuant to Section 4.01 or such series of Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder with respect to such series; or

          (b)(1) the series of Securities mature within one year or all of them are to be called for redemption within one year after arrangements satisfactory to the Trustee for giving the notice of redemption; and

          (b)(2) the Company has irrevocably deposited or caused to be deposited with the Trustee, during such one-year period, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities,

     (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or the redemption date, as the case may be; or

          (c)(1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of and each installment of interest on such series of Securities then outstanding on the date of maturity of such principal or installment of interest, or, on the redemption date, as the case may be; and

          (c)(2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in clause (c) and in Section 4.11 relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.

     Notwithstanding the foregoing clause (c), prior to the end of the 90-day period referred to in clause (6)(ii) of Section 4.11, none of the Company's obligations under this Indenture shall be discharged, and subsequent to the end of the 90-day period only the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until such series of Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive; PROVIDED, that the Company shall pay any taxes or other costs and expenses incurred by any trust created pursuant to this Article Eight.

     After any such irrevocable deposit and after satisfaction of all the conditions of this Section 8.01, the Trustee, upon the Company's request, shall acknowledge in writing the discharge of the Company's obligations under the subject Securities and this Indenture, except for those surviving obligations specified above. The Trustee shall not be responsible for any calculations made by the Company in connection with the deposit of funds pursuant to clauses (b)(2) or (c)(1) of this Section 8.01.

SECTION 8.02.       APPLICATION OF TRUST MONEY.

     The Trustee or Paying Agent shall, with respect to any series of Securities, hold in trust any money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture, to the payment of principal of and interest on such series of Securities.

SECTION 8.03.       REPAYMENT TO THE COMPANY.

     Subject to Section 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or such Paying Agent, give the Trustee or such Paying Agent satisfactory indemnification against any and all liability which may be incurred by it by reason of such payment; and PROVIDED, FURTHER, that the Trustee or such Paying Agent before being required to make any payment shall at the expense of the Company cause to be published once in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York and mail to each Securityholder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person.

SECTION 8.04.       REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any series of Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.       WITHOUT CONSENT OF HOLDERS.

     The Company and the Trustee as to any series of Securities may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Article Five;

          (3) to provide, to the extent permitted by law, that all or a portion of the obligations of the Company hereunder shall be represented only by appropriate records maintained by the Company or the Trustee in addition to or in place of the issue of Securities;

          (4) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any series of Securities created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

          (6) to make any change that does not adversely affect the rights of any Securityholder of any series; or

          (7) to establish additional series of Securities as permitted by
Section 2.03.

SECTION 9.02.       WITH CONSENT OF HOLDERS

     The Company and the Trustee as to any series of Securities may amend or supplement this Indenture or such series of Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement, with each such series voting as a separate class. The Holders of a majority in principal amount of any series of Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to that series of Securities; provided, however, that without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate, or extend the time for payment of interest on, any Security in a manner adverse to the Holders thereof;

          (3) reduce the principal of, or extend the fixed maturity or fixed redemption date of any Securities, in a manner adverse to the Holders thereof;

          (4) waive a default in the payment of the principal of, or interest on, any Security;

          (5) make any Security payable in money other than that stated in the Security; or

          (6) make any changes in Section 6.04, 6.07 and 9.02 (second sentence).

          An amendment or waiver under this Section which waives, changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders of Securities of each series affected thereby a notice briefly describing the amendment or waiver.

SECTION 9.03.       COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.       REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives notice of revocation before the date the amendment, supplement or waiver becomes effective.

     The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any amendment, supplement or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90 day period.

     After an amendment, supplement or waiver becomes effective, it shall bind the Holder of every Security unless it makes a change described in clause (1),
(2), (3), (4), (5) or (6) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.       NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.
The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.       TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that any amendment, supplement or waiver is authorized by this Indenture and complies with the provisions of this Article Nine.

                                   ARTICLE TEN

                           MEETINGS OF SECURITYHOLDERS

SECTION 10.01.      PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

     A meeting of Holders of any series of Securities, either separately or jointly, may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

          (d) to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of such series of Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02.      MANNER OF CALLING MEETINGS.

     The Trustee may at any time call a meeting of Holders of any series of Securities to take any action specified in Section 10.01, to be held at such time and at such place in the City of Las Vegas, Nevada, as the Trustee shall
determine.   Notice of every meeting of Holders of any series of Securities, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, and to the Holders of such series of Securities at their last addresses as they shall appear on the registration books of the Registrar, not less than ten nor more than 60 days prior to the date fixed for the meeting.

     Any meeting of Holders of the Securities shall be valid without notice if
(i) with respect to a meeting of any series of Securities, all Holders of such series of Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all Holders of such series of Securities then outstanding and (ii) with respect to a meeting of all Securityholders, all Holders of such Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all Holders of such Securities then outstanding, and, in each case, if the Company and the Trustee are either present by duly authorized representative or have, before or after the meeting waived notice.


SECTION 10.03.      CALL OF MEETINGS BY COMPANY OR HOLDERS.

     In case at any time the Company, pursuant to resolution of its Board of Directors, or the Holders of not less than 25% in aggregate principal amount of any series of Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders, either separately or jointly, to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days for receipt of such request, then the Company or the Holders of such series of Securities in the amount above specified may determine the time and place in the City of Las Vegas, Nevada, or in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any day of the week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

SECTION 10.04.      WHO MAY ATTEND VOTE AT MEETINGS.

     To be entitled to vote at any meeting of Securityholders, a person shall
(a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representative of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

     Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

     At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of persons holding or representing any number of Securities shall be sufficient for a quorum. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.      VOTING AT THE MEETING AND RECORD TO BE KEPT.

     The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE
               HINDERED OR DELAYED BY CALL OF MEETING.

     Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


                                 ARTICLE ELEVEN

                                   REDEMPTION

SECTION 11.01. NOTICES TO TRUSTEE.

     If the Company elects to redeem any series of Securities pursuant to any optional redemption provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities of that series to be redeemed.

     The Company shall give each notice provided for in this Section in an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

     If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

SECTION 11.02. SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all of the Securities of a series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the Securities of that series are listed, or, if the Securities of that series are not listed on an exchange, on a PRO RATA basis or by lot. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities of that series outstanding and not previously called for redemption. Except as otherwise provided as to any series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

SECTION 11.03. NOTICE OF REDEMPTION.

     Except as otherwise provided as to any series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "redemption price");

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (7) The paragraph of the series of Securities and/or Section of any supplemental indenture pursuant to which such Securities called for redemption are being redeemed; and

          (8)  the CUSIP number, if any, of the Securities to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 11.04. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 11.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

SECTION 11.05. DEPOSIT OF REDEMPTION PRICE.

     On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities which have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

SECTION 11.06. SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of like series equal in principal amount to the unredeemed portion of the Security surrendered.


                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.      TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or the TIA as amended after the date hereof, the required provision shall control.

SECTION 12.02.      NOTICES.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail postage prepaid, addressed as follows:

     if to the Company:

          Circus Circus Enterprises, Inc.
          2880 Las Vegas Boulevard South
          Las Vegas, Nevada  89109
          Attention:  General Counsel
      if to the Trustee:

          First Interstate Bank of Nevada, N.A.
          3800 Howard Hughes Parkway, Suite 200
          Las Vegas, Nevada  89114
          Attention:  Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, to such Holder at such Holder's address as it appears on the register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
If a notice or communication is mailed in the manner provided above, it shall be deemed to have been duly given two days after the data of mailing, whether or not the addressee receives it.

SECTION 12.03.      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.      CERTIFICATES AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate of Opinion of Counsel are based;

          (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

SECTION 12.06.      WHEN TREASURY SECURITIES DISREGARDED.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by an Affiliate shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 12.07.      RULES BY PAYING AGENT, REGISTRAR.

     The Paying Agent or Registrar each may make reasonable rules for its functions.

SECTION 12.08.      LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.09.      GOVERNING LAW.

     This Indenture and the Securities shall be governed by and construct in accordance with the laws of the State of Nevada.

SECTION 12.10.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.      NO RECOURSE AGAINST OTHERS.


     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.12. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.      DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14.      SEVERABILITY.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.      EFFECT OF HEADINGS, TABLE OF CONTENTS, ETC.

     The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction thereof.

     This Indenture has been delivered and adopted by the parties hereto in the State of Nevada.

     IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and year first above written.

                                            SIGNATURES

                                            CIRCUS CIRCUS ENTERPRISES,
                                            INC.
(SEAL)

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            FIRST INTERSTATE BANK OF
                                            NEVADA, N.A.,
                                              as Trustee

(SEAL)
                                            By:
                                               --------------------------------
                                               Name:
                                               Title:









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